Exhibit 99.1

MASSBANK CORP.	October 23, 2007
Reading, MA

FOR IMMEDIATE RELEASE

MASSBANK CORP. ANNOUNCES 22.8% INCREASE IN THIRD QUARTER EARNINGS,

INCREASE IN DIVIDENDS AND

NEW STOCK REPURCHASE PROGRAM

MASSBANK Corp. (NASDAQ – MASB), the Holding Company for MASSBANK, today reported net income of $2,126,000 for the quarter ended September 30, 2007 compared to $1,731,000 for the quarter ended September 30, 2006, an increase of $395,000 or 22.8%. Diluted and basic earnings per share were $0.49 for the third quarter of 2007 compared to $0.40 for the same period in 2006, an increase of 22.5%.

For the nine months ended September 30, 2007, the Company reported net income of $5,629,000 compared to $5,296,000 for the same period in 2006, an increase of $333,000 or 6.3%. Diluted earnings per share for the first nine months of 2007 increased 6.6% to $1.29 from $1.21 for the same period last year. Basic earnings per share for the nine months ended September 30, 2007 were $1.30 compared to $1.22 for the same period in 2006.

The growth in net income during the recent quarter compared to the same quarter last year resulted primarily from an increase in non-interest income and a decrease in provision for loan losses, partially offset by a decrease in net interest income and an increase in non-interest expense.

Non-interest income for the three months ended September 30, 2007 was $2,436,000 compared to $447,000 for the same period in 2006, an increase of $1,989,000 or 445.0% over the same period last year. The growth in non-interest income was mainly due to an increase in net securities gains of $1,937,000 resulting primarily from net gains on trading securities. The strong performance of the Company’s trading securities portfolio in the recent quarter reflects an increase in the fair value of the trading securities portfolio of $2,036,000 over the same quarter last year. In addition, all other non-interest income in the recent quarter increased $52,000 over the same period last year.

There was no loan loss provision recorded by the Company in the third quarter of 2007 compared with a provision of $82,000 in the prior year. The reduced provision reflects a decrease in the size of the loan portfolio and a relatively low level of loan delinquencies and charge-offs. The Company’s non-accrual loans remain near historical lows totaling $206,000 at September 30, 2007, representing 0.11% of total loans. This compares to $5,000 representing 0.002% of total loans at September 30, 2006. Net charge-offs were $2,000 in the first nine months of 2007 compared to net recoveries of $10,000 during the first nine months of 2006.

Net interest income for the three months ended September 30, 2007 was $4,645,000 compared to $5,180,000 for the same period in 2006. The decrease in net interest income was due in part to a flat yield curve, increased funding costs due to intense competition for short-term deposits and a decrease in the Company’s average earning assets. Average earning assets for the third quarter of 2007 declined to $786.1 million, from $822.2 million in the third quarter of the prior year due to a decrease in deposits. Deposits declined due in part to management’s decision to seek to protect the Company’s net interest margin.

October 23, 2007

Page Two

Non-interest expense was $3,760,000 for the three months ended September 30, 2007 compared to $2,929,000 for the same period in 2006, an increase of $831,000 or 28.4%. The increases were predominately in compensation related costs, professional services and other expenses.

Salaries and employee benefits increased $484,000 due principally to an accrual of $390,000 for a profit sharing and incentive compensation bonus plan distribution to Company employees at year-end based on the Company’s earnings performance, the increased costs of employee benefits and an increase in stock-based compensation costs.

Deferred compensation plan expense increased $79,000 in the recent quarter due principally to a higher expense provision for the Company’s executive supplemental retirement plan.

Professional services expense increased $117,000 due to higher legal fees incurred related to various shareholder and other business matters.

Other expenses increased $104,000 for the three months ended September 30, 2007 compared to the same period in 2006. The increase was due primarily to a benefit of $107,000 recorded in the third quarter of 2006 resulting from a decrease in the Bank’s allowance for loan losses on off-balance sheet credit exposures.

Balance Sheet

The Company’s total assets decreased $28.9 million to $817.0 million at September 30, 2007, from $845.9 million at September 30, 2006. Deposits decreased $36.0 million year-over-year from $729.4 million at September 30, 2006 to $693.4 million at September 30, 2007. Stockholders’ equity increased $1.5 million to $107.4 million at September 30, 2007, from $105.9 million at September 30, 2006. Book value per share increased $0.63 to $25.18 per share at September 30, 2007, from $24.55 per share at September 30, 2006.

At September 30, 2007, the Company’s allowance for loan losses totaled $1.370 million representing 0.71% of total loans compared to $1.395 million representing 0.65% of total loans at September 30, 2006. In addition, the Company’s allowance for loan losses on off-balance sheet credit exposures totaled $345,000 at September 30, 2007 compared to $336,000 a year earlier. This is intended to protect the Company against possible losses on loan commitments made to customers that have not yet been drawn down.

MASSBANK Corp. is the holding company for MASSBANK, a Massachusetts chartered savings bank. The Bank operates fifteen banking offices in Reading, Chelmsford, Dracut, Everett, Lowell, Medford, Melrose, Stoneham, Tewksbury, Westford and Wilmington, providing a variety of deposit, lending and trust services.

October 23, 2007

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ADDITIONAL INFORMATION

Dividend Increase

MASSBANK Corp. today announced an increase in its quarterly cash dividend to stockholders, from $0.28 to $0.29 per common share. The increase will raise the annualized dividend from $1.12 to $1.16 per share. This, the Company’s eighty-fifth consecutive dividend, will be payable on November 15, 2007 to stockholders of record at the close of business on October 31, 2007.

New Stock Repurchase Program

The Company also announced today that its Board of Directors has extended for another year, the stock repurchase program which it authorized in October of last year. Additionally, the Board approved an increase of 100,000 in the number of shares of the Company’s common stock authorized for repurchase in the current program, bringing the total shares available for repurchase to 150,517 during the next twelve months.

During the three months ended September 30, 2007, the Company continued the repurchase of its common stock by acquiring 53,900 shares in the open market.

Cautionary Statement

This press release may contain forward-looking information, including information concerning the Company’s expectations of future business prospects. These forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the Company’s actual results or performance to be materially different from the results and performance expressed or implied by the forward-looking statements. Forward-looking statements include, but are not limited to, statements concerning the Company’s belief, expectations or intentions concerning the Company’s future performance, the financial outlook of the markets it serves and the performance and activities of its competitors. These statements reflect the Company’s current views. They are based on numerous assumptions and are subject to numerous risks and uncertainties, including the strength of the local economy and the U.S. economy in general, unexpected fluctuations in market interest rates, unexpected fluctuations in the markets for equities, bonds, federal funds and other financial instruments, an increase in the level of non-performing assets, an increase in competitive pricing pressures within the Company’s market, adverse legislative or regulatory developments, a significant decline in residential real estate values in the Company’s market area, adverse impacts resulting from the continuing war on terrorism, an increase in employee-related costs, the impact of deflation or inflation, and other factors described in the Company’s annual report on Form 10-K filed with the Securities and Exchange Commission for the year ended December 31, 2006.

For further information contact Reginald E. Cormier, Senior Vice President, Treasurer and CFO at (781) 942-8192.

October 23, 2007

Page Four

MASSBANK CORP.

FINANCIAL HIGHLIGHTS

($ in thousands except share date)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2007	2006	2007	2006
For the Period Ended
Total interest and dividend income	$10,013	$10,052	$30,048	$29,854
Total interest expense	5,368	4,872	15,848	13,845

Net interest income	4,645	5,180	14,200	16,009
Provision (credit) for loan losses	—	82	(10)	132

Net interest income after provision (credit) for loan losses	4,645	5,098	14,210	15,877
Gains on securities, net	2,105	168	3,233	538
Other non-interest income	331	279	1,148	892
Non-interest expense	3,760	2,929	9,951	9,268
Income tax expense	1,195	885	3,011	2,743

Net income	$2,126	$1,731	$5,629	$5,296

Weighted Average Common Shares Outstanding
Basic	4,299,907	4,315,211	4,322,309	4,327,930
Diluted	4,328,422	4,349,187	4,348,828	4,363,386

Per Common Share
Earnings:
Basic	$0.49	$0.40	$1.30	$1.22
Diluted	0.49	0.40	1.29	1.21
Cash dividends paid	0.28	0.27	0.84	0.81
Book value (period end)			25.18	24.55

Ratios (1)
Return on average assets	1.05%	0.82%	0.92%	0.81%
Return on average equity	8.00	6.72	7.02	6.81
Net interest margin	2.37	2.53	2.39	2.54
Total equity to assets (period end)			13.15	12.52

			At September 30,
			2007	2006
At Period End
Assets			$817,047	$845,927
Deposits			693,362	729,411
Total loans			193,412	213,876
Stockholders’ equity			$107,423	$105,902
Common shares outstanding			4,266,654	4,314,504

Asset Quality
Non-accrual loans			$206	$5
Real estate acquired through foreclosure			—	—

Total non-performing assets			$206	$5
Allowance for loan losses			$1,370	$1,395

Percent of non-accrual loans to total loans			0.11%	0.002%

(1)	Ratios are presented on an annualized basis with the exception of equity to assets.

October 23, 2007

Page Five

MASSBANK CORP. AND SUBSIDIARIES

Consolidated Balance Sheets

(Unaudited)

($ in thousands except share data)

	At September 30, 2007	At September 30, 2006
Assets:
Cash and due from banks	$6,882	$8,489
Short-term investments	162,452	138,854

Total cash and cash equivalents	169,334	147,343
Term federal funds sold	63,000	15,000
Securities available for sale, at fair value (amortized cost of $130,019 in 2007 and $434,564 in 2006)	129,863	429,013
Securities held to maturity, at amortized cost (market value of $8,004 in 2007 and $5,277 in 2006)	8,127	5,416
Trading securities, at fair value:
Debt securities	231,160	—
Equity securities and mutual funds	2,817	369
Loans:
Mortgage loans	183,841	204,036
Other loans	9,571	9,840

Total loans	193,412	213,876
Allowance for loan losses	(1,370)	(1,395)

Net loans	192,042	212,481

Premises and equipment	8,176	7,051
Real estate held for resale	425	425
Accrued interest and income receivable	5,322	5,573
Goodwill	1,090	1,090
Income tax receivable, net	380	246
Deferred income tax asset, net	1,968	3,587
Other assets	3,343	18,333

Total assets	$817,047	$845,927

Liabilities and Stockholders’ Equity:
Deposits:
Demand and NOW	$72,606	$77,577
Savings	311,725	363,610
Time certificates of deposit	309,031	288,224

Total deposits	693,362	729,411
Escrow deposits of borrowers	963	992
Borrowed funds	10,000	—
Allowance for loan losses on off-balance sheet credit exposures	345	336
Other liabilities	4,954	9,286

Total liabilities	709,624	740,025

Stockholders’ equity:
Preferred stock, par value $1.00 per share; 2,000,000 shares authorized, none issued	—	—
Common stock, par value $1.00 per share; 10,000,000 shares authorized, 7,872,017 and 7,840,167 shares issued in 2007 and 2006, respectively	7,872	7,840
Additional paid-in capital	58,482	57,695
Retained earnings	106,810	106,532

	173,164	172,067
Treasury stock at cost 3,605,363 and 3,525,663 shares in 2007 and 2006, respectively	(65,385)	(62,672)
Accumulated other comprehensive loss	(356)	(3,493)
Shares held in rabbi trust at cost, 19,444 and 16,744 shares in 2007 and 2006, respectively	(475)	(386)
Deferred compensation obligation	475	386

Total stockholders’ equity	107,423	105,902

Total liabilities and stockholders’ equity	$817,047	$845,927

October 23, 2007

Page Six

MASSBANK CORP. AND SUBSIDIARIES

Consolidated Statements of Income

(Unaudited)

($ in thousands except share data)

	Three Months Ended
	September 30, 2007	September 30, 2006
Interest and dividend income:
Mortgage loans	$2,541	$2,799
Other loans	193	200
Securities available for sale:
Mortgage-backed securities	1,702	1,799
Other securities	34	3,146
Mortgage-backed securities held to maturity	104	73
Trading securities	2,646	38
Federal funds sold	2,058	1,923
Other investments	735	74

Total interest and dividend income	10,013	10,052

Interest expense:
Deposits	5,364	4,872
Borrowed funds	4	—

Total interest expense	5,368	4,872

Net interest income	4,645	5,180

Provision (credit) for loan losses	—	82

Net interest income after provision (credit) for loan losses	4,645	5,098

Non-interest income:
Deposit account service fees	81	84
Gains (losses) on securities available for sale, net	(104)	80
Gains on trading securities, net	2,209	88
Option fees	75	—
Deferred compensation plan income (loss)	9	48
Other	166	147

Total non-interest income	2,436	447

Non-interest expense:
Salaries and employee benefits	2,292	1,808
Deferred compensation plan expense	148	69
Occupancy and equipment	528	490
Data processing	149	146
Professional services	230	113
Advertising and marketing	56	46
Deposit insurance	27	31
Other	330	226

Total non-interest expense	3,760	2,929

Income before income taxes	3,321	2,616

Income tax expense	1,195	885

Net income	$2,126	$1,731

Weighted average common shares outstanding:
Basic	4,299,907	4,315,211
Diluted	4,328,422	4,349,187

Earnings per share (in dollars):
Basic	$0.49	$0.40
Diluted	0.49	0.40

October 23, 2007

Page Seven

MASSBANK CORP. AND SUBSIDIARIES

Consolidated Statements of Income

(Unaudited)

($ in thousands except share data)

	Nine Months Ended
	September 30, 2007	September 30, 2006
Interest and dividend income:
Mortgage loans	$7,820	$8,554
Other loans	585	570
Securities available for sale:
Mortgage-backed securities	5,236	5,469
Other securities	97	9,025
Mortgage-backed securities held to maturity	240	229
Trading securities	7,922	194
Federal funds sold	6,438	5,727
Other investments	1,710	86

Total interest and dividend income	30,048	29,854

Interest expense:
Deposits	15,844	13,845
Borrowed funds	4	—

Total interest expense	15,848	13,845

Net interest income	14,200	16,009

Provision (credit) for loan losses	(10)	132

Net interest income after provision (credit) for loan losses	14,210	15,877

Non-interest income:
Deposit account service fees	245	258
Gains on securities available for sale, net	184	429
Gains on trading securities, net	3,049	109
Option fees	225	—
Deferred compensation plan income	118	109
Other	560	525

Total non-interest income	4,381	1,430

Non-interest expense:
Salaries and employee benefits	6,032	5,544
Deferred compensation plan expense	304	172
Occupancy and equipment	1,553	1,702
Data processing	436	417
Professional services	472	414
Advertising and marketing	125	102
Deposit insurance	82	96
Other	947	821

Total non-interest expense	9,951	9,268

Income before income taxes	8,640	8,039

Income tax expense	3,011	2,743

Net income	$5,629	$5,296

Weighted average common shares outstanding:
Basic	4,322,309	4,327,930
Diluted	4,348,828	4,363,386

Earnings per share (in dollars):
Basic	$1.30	$1.22
Diluted	1.29	1.21